EXHIBIT 99.1

PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487

NEWS RELEASE

FOR IMMEDIATE RELEASE
Tuesday, February 10, 2004

PRECISION OPTICS CORPORATION ANNOUNCES
SECOND QUARTER RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the second quarter of fiscal year 2004 ended December 31, 2003.

Second Quarter Operating Results

Revenues - For the quarter ended December 31, 2003, revenues were $226,884 compared to $589,759 for the same period last year, a decrease of 61.5%.

Net Loss - For the quarter ended December 31, 2003, net loss was $1,018,790, or $0.58 per share, up $307,804, or 43% from the net loss of $710,986, or $0.41 per share, for the same period last year. The weighted average common shares outstanding were 1,752,052 during both periods.

Special Charges - Net loss for the quarter ended December 31, 2002 included a provision for restructuring of $53,131.

Six Months Operating Results

Revenues - For the six months ended December 31, 2003, revenues were $865,690 compared to $1,132,202 for the same period last year, a decrease of 23.5%.

Net Loss - For the six months ended December 31, 2003, net loss was $1,655,239, or $0.94 per share compared to the net loss of $1,502,877, or $0.86 per share, for the six months ended December 31, 2002. The weighted average common shares outstanding were 1,752,052 during both periods.

Special Charges - Net loss for the six months ended December 31, 2002 included a provision for restructuring of $53,131.

Cash Flow and Expenditures

For the quarter ended December 31, 2003, cash and cash equivalents decreased by approximately $1,024,000 compared to a decrease of approximately $754,000 for the previous quarter ended September 30, 2003. Cash disbursements during the quarter ended December 31, 2003, included approximately $330,000 for certain annual payments occurring only during the second quarter each year, such as annual insurance premiums and costs associated with preparation of annual reports and shareholder proxy materials.

Capital equipment expenditures during the six months ended December 31, 2003 were approximately $32,000, up 95% from the same period in 2002. Future capital expenditures will depend on future sales and the success of ongoing research and development efforts.

For the quarter ended December 31, 2003, research and development expenses were approximately $334,000, down 1% from $339,000 for the quarter ended December 31, 2002. Quarterly research and development expenses are expected to remain at this level for the foreseeable future but will ultimately depend on the Company's assessment of new product opportunities.

The Company is currently reviewing alternatives for raising additional funds through public or private equity or debt financing. There can be no assurance that such funds will be available on satisfactory terms, if at all. Lack of necessary funds may require the Company to delay, scale back or eliminate some or all of its development efforts.

Expense Reduction

As previously announced, the Company has taken additional measures to realign its cost structure with current revenue expectations. In January 2004, the Company reduced its workforce by five full-time employees, a 15% reduction. As a result of this action, the Company expects to record a non-recurring pretax charge to earnings of approximately $51,900 for employee severance benefits in the quarter ending March 31, 2004. In addition, the Company is in the process of reviewing other expense areas to determine where additional reductions in discretionary spending can be achieved.

Outlook

The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of orders from customers and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations, in particular, the development of a new generation (patent pending) of its world-class product line of 3-D endoscopes, the development of a new prototype 2.7 mm endoscope, and new instruments utilizing the Company's new micro-precision TM lens technology (patent pending) for endoscopes under 1 mm.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality optical thin film coatings, medical instruments, and other advanced optical systems. The Company's medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures. Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company's Internet Website is www.poci.com .

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED
December 31, 2003 AND 2002
(UNAUDITED)

	-- THREE MONTHS --		--SIX MONTHS--
	2003	2002	2003	2002
REVENUES	$226,884	$589,759	$865,690	$1,132,202
COST OF GOODS SOLD	461,525	480,199	1,047,788	1,011,937

Gross Profit (Loss)	(234,641)	109,560	(182,098)	120,265

RESEARCH and DEVELOPMENT	334,106	339,137	601,176	649,193
SELLING, GENERAL and ADMINISTRATIVE EXPENSES	454,328	431,091	883,658	933,320
PROVISION FOR ASSET IMPAIRMENT and RESTRUCTURING	-	53,131	-	53,131
LOSS ON SALE OF ASSETS HELD FOR SALE	-	14,602	-	20,041

Total Operating Expenses	788,434	837,961	1,484,834	1,655,685

Operating Loss	(1,023,075)	(728,401)	(1,666,932)	(1,535,420)
INTEREST INCOME	4,288	17,739	11,742	39,105
INTEREST EXPENSE	(3)	(324)	(49)	(6,562)

Net Loss	$(1,018,790)	$(710,986)	$(1,655,239)	$(1,502,877)

Basic and Diluted Loss Per Share	$(0.58)	$(0.41)	$(0.94)	$(.86)

Weighted Average Common Shares Outstanding	1,752,052	1,752,052	1,752,052	1,752,052

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
ASSETS

	December 31, 2003	June 30, 2003

CURRENT ASSETS Cash and Cash Equivalents	$ 1,726,172	$ 3,504,414
Accounts Receivable, Net	113,190	191,669
Inventories	1,254,138	1,257,288
Prepaid Expenses	215,669	91,213
Assets Held for Sale	--	152,550

Total Current Assets	3,309,169	5,197,134

PROPERTY AND EQUIPMENT	4,197,982	4,013,680
Less: Accumulated Depreciation	(3,806,067)	(3,723,350)

Net Property and Equipment	391,915	290,330

OTHER ASSETS	238,890	236,156

TOTAL ASSETS	$ 3,939,974	$ 5,723,620

LIABILITIES AND STOCKHOLDERS' EQUITY
TOTAL CURRENT LIABILITIES	$ 407,165	$ 534,017

OTHER	$ --	$ 1,555

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 20,000,000 shares
Issued and Outstanding - 1,752,052 shares
at December 31, 2003 and June 30, 2003	17,521	17,521
Additional Paid-in Capital	27,770,175	27,770,175
Accumulated Deficit	(24,254,887)	(22,599,648)

Total Stockholders' Equity	3,532,809	5,188,048

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$ 3,939,974	$ 5,723,620

Forward-looking statements contained in this news release, including those related to the Company's products under development and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company's control, include, but are not limited to, the uncertainty and timing of the successful development of the Company's new products; the risks associated with reliance on a few key customers; the Company's ability to maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company's ability to attract and retain personnel with the necessary scientific and technical skills, the timing and completion of significant orders; the timing and amount of the Company's research and development expenditures; the timing and level of market acceptance of customers' products for which the Company supplies components; performance of the Company's vendors; the ability of the Company to control costs associated with performance under fixed price contracts; and the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003.

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